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                                                                   EXHIBITI 99.1



        NEWS BULLETIN                                [SIZZLER LOGO]
           FROM:
                                          RE: SIZZLER INTERNATIONAL, INC.
                                              6101 W. Centinela Ave., Suite 200
THE FINANCIAL RELATIONS BOARD                 Culver City, CA 90230
       BSMG WORLDWIDE                         (310) 568-0135
                                               NYSE: SZ
--------------------------------------------------------------------------------
AT THE COMPANY:                            AT THE FINANCIAL RELATIONS BOARD:
Steven Selcer        Kim Forster          Haris Tajyar          Moira Conlon
Vice President       Vice President,      General Information   Investor Contact
  and CFO              Planning           (310) 442-0599        (310) 442-0599
(310) 568-0135       (310) 568-0135
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
AUGUST 23, 2000


                 SIZZLER INTERNATIONAL REPORTS INCREASE IN FIRST
                      QUARTER EARNINGS AND SAME-STORE SALES


                             ----------------------


HIGHLIGHTS:

o    15th consecutive quarter of increased earnings from continuing operations

o    First quarter net income increases 14% to $2.9 million

o    Domestic remodels generating over 12% same-store sales growth

o    Australian KFC same-store sales increase over 6%

CULVER CITY, CA--AUGUST 23, 2000--SIZZLER INTERNATIONAL, INC. (NYSE: SZ) today announced solid gains in earnings and same-store sales for it first fiscal quarter ended July 23, 2000.

For the first quarter, the company reported revenues of $54.7 million compared with $57.0 million in the first quarter a year ago. The slight decline in total revenues is primarily due to Sizzler operating 6 fewer units this year, as well as an unfavorable exchange rate, which was nearly 11% lower than the prior year. Excluding the effect of the weakening in the Australian dollar exchange rate, revenues would have been $58.2 million, an increase of 2.1%. In addition, despite the weak Australian dollar, Sizzler reported a 14% increase in net income to $2.9 million, or $0.10 per diluted share, over last year's first quarter income of $2.5 million, or $0.09 per diluted share.




                                    - more -

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities


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Sizzler International, Inc.
Page 2 of 6



POSITIVE TRENDS IN SAME STORE SALES GROWTH

For the quarter, same store sales increased 1.9% across company owned U.S. Sizzler locations; 0.6% in the Australian Sizzler locations; and 6.1% from Australian KFC units.

"Today's results reflect the 15th consecutive quarter of net income growth, excluding the one time charges in the third quarter of fiscal 2000," said Charles Boppell, President and CEO of Sizzler International. "This strong and continuing trend is a direct reflection of our management team's ability to continue to strengthen and expand our operations. Looking ahead, we expect to maintain and possibly accelerate this positive trend as we continue to improve our restaurants' operations around the globe," continued Mr. Boppell.

"Our domestic repositioning program continues to generate solid sales growth and increased customer counts. Our average remodeled and re-launched store produced over 12% same-store sales growth for the quarter. This is a clear growth opportunity for Sizzler USA as we look to completing the repositioning of the remaining domestic company-owned stores by year-end," said Thomas E. Metzger, FMP, President of Sizzler USA. As of the end of the quarter, 24 units had been completely repositioned, with the completion of construction, retraining of restaurant employees and a local marketing campaign. A further 25 units are currently in various stages of the re-image process.

REPURCHASING PROGRAM

Sizzler has completed the repurchase of approximately 847,000 of the 1.5 million shares of common stock that has been authorized to repurchase by its Board of Directors. Subject to applicable laws and other factors, the company expects to complete its stock repurchase program as soon as practicable.

INVESTOR CONFERENCE CALL

Sizzler will be holding an investor conference call to discuss the Company's financial and operational results today at 11:00 am EDT. Investors will have the opportunity to listen to the conference call over the Internet through StreetEvents at www.streetevents.com. To listen to the live call, please go to the web site, enter the Individual Investor Center, and enter the Sizzler ticker symbol, SZ. Please go to the site at least 15 minutes early to register, download, and install any necessary audio software. In order to listen to the call investors must have RealPlayer 7 or higher installed on their computer. Please visit www.real.com to download the appropriate software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

ABOUT SIZZLER

Sizzler International, Inc. operates, franchises or joint ventures 348 Sizzler restaurants worldwide, in addition to the 102 KFC restaurants in Queensland, Australia.




                                    - more -

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities

Sizzler International, Inc.
Page 3 of 6


To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Sizzler intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws. Such statements may include, but are not limited to, statements regarding (i) the continued positive impact of the remodel program on sales and customer counts; (ii) the completion of the remodeling of domestic company owned stores as scheduled; (iii) the continuation of the company's stock repurchase program; and (iv) the continued success of the company's four pronged growth strategy and the continuation and possible acceleration of net income growth trends across the globe. Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) the failure of the company's newly remodeled stores and/or new food offerings to continue to appeal to customers; (b) the failure to complete the remodel program as scheduled; (c) general economic, regulatory, and other factors pertaining to share repurchase; (d) the satisfaction of all conditions to consummation of the Oscar's acquisition, including but not limited to any required government and other approvals; (e) the company's ability to operate the Oscar's division profitably and successfully open new units; (f) possible negative impact on the company's Australia operations as a result of the implementation of the new goods and services tax in Australia; (g) the possible negative impact of exchange rate fluctuations; and (h) other risks as detailed from time to time in Sizzler's SEC reports, including Quarterly Reports on Form 10Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.

For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."



                                    - more -

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities

Sizzler International, Inc.
Page 4 of 6




                  SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE TWELVE WEEKS ENDED JULY 23, 2000 AND JULY 25, 1999
                        (in thousands, except share data)


                                                        2000             1999
                                                     (Unaudited)      (Unaudited)
--------------------------------------------------------------------------------
REVENUES

   Restaurants                                        $ 52,312         $ 54,841

   Franchise Operations                                  2,346            2,164
--------------------------------------------------------------------------------

Total Revenues                                          54,658           57,005
--------------------------------------------------------------------------------
COSTS AND EXPENSES

   Cost of sales                                        18,943           20,207

   Labor and related expenses                           14,234           14,845

   Other operating expenses                             11,930           11,551

   Depreciation and amortization                         1,805            2,078

   General and administrative expenses                   4,312            4,658
--------------------------------------------------------------------------------

Total operating costs                                   51,224           53,339
--------------------------------------------------------------------------------

Interest expense                                           747              872

Investment income                                         (559)            (182)
--------------------------------------------------------------------------------

Total Costs and expenses                                51,412           54,029
--------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                               3,246            2,976
--------------------------------------------------------------------------------

Provision for income taxes                                 381              470

NET INCOME                                            $  2,865         $  2,506
================================================================================

Basic and diluted earnings per share                  $   0.10         $   0.09
================================================================================



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Sizzler International, Inc.
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                  SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                                   July 23            April 30
                                ASSETS                                              2000                 2000
----------------------------------------------------------------------------------------------------------------
                                                                                 (Unaudited)           (Audited)
Cash Assets:

         Cash and cash equivalents                                                $ 36,905             $ 38,789

         Receivables, net reserves of $786 at
         July 23, 2000 and $847 at April 30, 2000                                    4,811                4,173

         Inventories                                                                 4,124                4,333

         Current tax asset                                                           2,544                2,544

         Prepaid expenses and other current assets                                     888                1,132
----------------------------------------------------------------------------------------------------------------

                         Total current assets                                       49,272               50,971
----------------------------------------------------------------------------------------------------------------

Property and equipment, net                                                         52,177               46,316

Property held for sale, net                                                          6,781                8,931

Long-term notes receivable, net reserves of $0
at July 23, 2000, and $73 at April 30, 2000                                          1,830                1,224

Deferred income taxes                                                                3,490                3,405

Intangible assets, net of accumulated amortization $871 at July 23,
2000, and $889 at April 30, 2000                                                     1,869                1,876

Other assets                                                                         3,644                3,157
----------------------------------------------------------------------------------------------------------------

         Total Assets                                                             $119,063             $115,880
================================================================================================================




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Sizzler International, Inc.
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                  SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except for share data)


                                                                                       July 23            April 30
LIABILITIES AND STOCKHOLDERS' INVESTMENT                                                2000                2000
-------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)         (Audited)
Current Liabilities:

         Current portion of long-term debt                                           $   5,147            $   5,206

         Accounts payable                                                                9,746                8,196

         Other current liabilities                                                      10,471               10,209

         Income taxes payable                                                            2,820                2,530
-------------------------------------------------------------------------------------------------------------------

                  Total current liabilities                                             28,184               26,141
-------------------------------------------------------------------------------------------------------------------

Long-term debt, net of current portion                                                  20,126               21,198

Deferred gain on sale and lease back                                                     8,074                8,269

Pension liability                                                                        9,563                9,637

Stockholders' Investment:
Capital stock-
         Preferred, authorized 1,000,000 shares, $5 par value; no shares
         issued                                                                           --                   --
         Common, authorized 50,000,000 shares, $0.01 par value;
         outstanding 27,919,886 shares at July 23, 2000 and 28,797,828
         shares at April 30, 2000                                                          288                  288

Additional paid-in capital                                                             278,421              278,408

Accumulated deficit                                                                   (216,904)            (219,769)

Treasury stock, 846,700 shares at cost at July 23, 2000 and 706,700
shares at April 30, 2000                                                                (2,303)              (1,948)

Accumulated other comprehensive income                                                  (6,386)              (6,344)
-------------------------------------------------------------------------------------------------------------------

Total stockholders' investment                                                          53,116               50,635
-------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' investment                                       $ 119,063            $ 115,880
===================================================================================================================
